UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 23, 2008 (September 19, 2008)

Date of Report (Date of earliest event reported)

Exact name of registrant as
Commission	specified in its charter; State or other	IRS Employer
File Number	jurisdiction of incorporation or organization	Identification No.

001-14881	MIDAMERICAN ENERGY HOLDINGS COMPANY	94-2213782
(An Iowa Corporation)
666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580 515-242-4300
N/A

(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-10.1: STOCK PURCHASE AGREEMENT
EX-10.2: ARTICLES SUPPLEMENTARY
EX-10.3: FORM 14% SENIOR NOTE
EX-10.4: INVESTOR RIGHTS AGREEMENT
EX-99.1: JOINT PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
          On September 19, 2008, MidAmerican Energy Holdings Company, an Iowa corporation (“MidAmerican”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), MidAmerican and MEHC Merger Sub Inc., a Maryland corporation and a wholly owned subsidiary of MidAmerican (the “Merger Sub”). A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.
          As discussed below, simultaneous with execution of the Merger Agreement, MidAmerican agreed to make a $1 billion investment in Constellation, in exchange for shares of a new series of 8% convertible preferred stock of Constellation. Such investment was completed on September 22, 2008, in accordance with the terms of that certain Stock Purchase Agreement, dated as of September 19, 2008, by and between Constellation and MidAmerican (the “Stock Purchase Agreement”), described below and the other related documents (also described below). Neither the preferred stock nor the securities received upon conversion of the preferred stock will entitle MidAmerican to vote on approval of the Merger (as defined below).
          Merger. The Merger Agreement provides for the merger of Merger Sub with and into Constellation on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with Constellation continuing as the surviving corporation in the Merger. As a result of the Merger, Constellation will become a wholly owned subsidiary of MidAmerican.
          Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, without par value, of Constellation (the “Constellation Common Stock”) issued and outstanding as of the Effective Time (other than shares of Constellation Common Stock owned by MidAmerican or by any wholly owned subsidiary of Constellation or MidAmerican) shall be converted into the right to receive cash in the amount of $26.50 per share, without interest.
          Representations, Warranties and Covenants; Non-Solicitation. The Merger Agreement also contains customary representations, warranties and covenants of both Constellation and MidAmerican. These covenants include an obligation of Constellation to conduct its business in a manner substantially consistent with its current practice. In addition, if Constellation chooses to do so, it will be permitted to operate consistent with a new business plan (following the adoption of the new business plan once proposed by Constellation and consented to by MidAmerican) that provides for a reduction in the leverage and risk volatility of Constellation’s trading operations. The Merger Agreement also prohibits Constellation from initiating, soliciting or encouraging alternative takeover proposals and limits Constellation’s ability to engage in negotiations regarding unsolicited alternative takeover proposals or to withdraw, modify or amend the recommendation of the Constellation board of directors to the Constellation shareholders in favor of the approval of the Merger. Under certain limited circumstances set forth in the Merger Agreement, Constellation may engage in negotiations regarding unsolicited alternative takeover proposals or to withdraw, modify or amend the recommendation of the Constellation board of directors to the Constellation shareholders in favor of the approval of the Merger, however, Constellation may not terminate the Merger Agreement upon a change of the recommendation until the Constellation shareholders have voted on and failed to approve the Merger.
          Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the outstanding shares of Constellation Common Stock, (ii) the receipt of required regulatory approvals, including the Maryland Public Service Commission, the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of the occurrence of a Material Adverse Effect (as defined in the Merger Agreement) on Constellation from the date of the Merger Agreement, (v) all unsecured senior debt of Constellation being rated investment grade or better with no less than a stable outlook by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, Inc. and Fitch, Inc., (vi) the receipt of payoff letters from the lenders under Constellation’s credit facilities or the receipt of a waiver from such lenders of any default under the credit facilities as a result of the Merger, (vii) the receipt of waivers of employees, officers or directors of Constellation of any rights to receive equity in the surviving corporation in the Merger as a result of any change of control or severance agreement (all of which have been obtained by Constellation), (viii) MidAmerican not having determined that either the retail and/or wholesale businesses or assets of Constellation and its subsidiaries and joint ventures taken as a whole have materially deteriorated since June 30, 2008 (the parties agreeing in the Merger Agreement that an adverse change in the net economic value of such businesses or assets in excess of $400 million since June 30, 2008 will be deemed material), and (ix) other customary closing conditions.
          Termination; Termination Fees. The Merger Agreement may be terminated under certain circumstances. Subject to the terms of the Merger Agreement, MidAmerican may terminate the Merger Agreement on or prior to the expiration date of the period ending fourteen days following the later of (i) September 19, 2008, and (ii) the date MidAmerican and Constellation mutually agree that MidAmerican and its representatives have been given full access to Constellation’s books and records and personnel relating to the retail and wholesale businesses (the “Due Diligence Termination Date”), if MidAmerican determines that, since June 30, 2008 to the date of termination, either the retail and/or wholesale businesses or assets of Constellation and its subsidiaries and joint ventures taken as a whole have materially deteriorated (the parties agreeing in the Merger Agreement that for this purpose an adverse change in the net economic value of such businesses or assets in excess of $200 million from June 30, 2008 will be deemed material) (the “Limited Due Diligence Termination Right”). The Merger Agreement also includes other customary termination rights of the parties to the Merger Agreement. Upon the termination of the Merger Agreement (other than in the case of the exercise by MidAmerican of the Limited Due Diligence Termination Right or a termination by Constellation as a result of the breach of the Merger Agreement by MidAmerican) after the Due Diligence Termination Date, Constellation will be required to pay MidAmerican a termination fee of $175 million.
          Limitation of Remedies. Constellation agreed in the Merger Agreement that its remedies would be limited to damage claims, with the maximum aggregate liability of MidAmerican for losses or damages in connection with the Merger Agreement being limited in amount to $1 billion. Constellation’s recourse for such losses or damages is limited to the securities issued pursuant to the Stock Purchase Agreement or upon conversion thereof (as described below) or the proceeds of the redemption or repayment of such securities.
          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Stock Purchase Agreement
          On September 19, 2008, Constellation entered into the Stock Purchase Agreement with MidAmerican providing for the private placement of 10,000 shares of Series A Convertible Preferred Stock of Constellation (the “Series A Preferred Stock”) for an aggregate purchase price of $1 billion. The Series A Preferred Stock is convertible into shares of Constellation Common Stock and senior unsecured promissory notes (the “14% Senior Notes”) of Constellation. The Stock Purchase Agreement contains certain termination rights for Constellation and MidAmerican, as the case may be: by mutual consent; if a final, non-appealable judgment or order is in place that prohibits the investment; and if the Merger Agreement is terminated. The Stock Purchase Agreement is also subject to customary conditions precedent applicable to both parties, including by MidAmerican if a Material Adverse Effect (as defined in the Stock Purchase Agreement) has occurred since the execution of the Stock Purchase Agreement. The parties completed the investment on September 22, 2008, immediately following acceptance by the State of Maryland of the Articles Supplementary (which are defined and described below).
          MidAmerican funded the $1 billion investment in the Series A Preferred Stock through the issuance and sale to various insurance and finance subsidiaries of Berkshire Hathaway Inc. of $1 billion in aggregate principal amount of 11% Trust Preferred Securities (the “Trust Securities”) issued by a statutory business trust (the “Trust”) formed and wholly owned by MidAmerican. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds in $1 billion of MidAmerican’s 11% Convertible Junior Subordinated Debenture due 2015 (“Debenture”). The principal of the Debenture is repayable by MidAmerican in five equal annual installments, commencing on August 15, 2011.
          Series A Preferred Stock
          In accordance with the Stock Purchase Agreement, Constellation has filed articles supplementary (“Articles Supplementary”) with the State of Maryland that designates certain preferences, conversion and other rights, and the terms and condition of redemption of the Series A Preferred Stock. The Articles Supplementary were filed with the State of Maryland on September 22, 2008. Under the Articles Supplementary, the Series A Preferred Stock ranks senior to all classes of common stock of Constellation and accrues dividends at a rate of 8% per annum, subject to certain adjustments, payable quarterly in cash. In the event of a liquidation or change of control, holders of the Series A Preferred Stock will be entitled to receive 100% of the stated value for each share plus all accrued but unpaid dividends.
          Under the Articles Supplementary and the Investor Rights Agreement (as defined and discussed below), Constellation has agreed to increase the number of members of its Board of Directors by one, and MidAmerican has the right to nominate one individual to the new directorship so long as MidAmerican and its affiliates beneficially own at least 33.3% of the shares of Series A Preferred Stock that was originally issued to MidAmerican. The Board of Directors of Constellation must include such nominee in the slate of nominees recommended by the Board of Directors for election at the 2009 annual meeting of stockholders of Constellation and for reelection at every meeting thereafter, so long as MidAmerican retains the nomination right. If MidAmerican does not exercise its right to nominate one individual to the new directorship, it may appoint a board observer who has the right to attend and participate in all meetings of, and receive all material distributed to, the Board of Directors (subject to customary exceptions), but is not be entitled to vote at meetings of the Board of Directors or any committees thereof.
          The Articles Supplementary provide that so long as any shares of the Series A Preferred Stock are outstanding, Constellation may not, without the vote of more than 50% of the then-outstanding shares of Series A Preferred Stock, voting together as a single class (i) amend any provision of Constellation’s charter or bylaws in any manner that would adversely affect the rights of the Series A Preferred Stock or issue any senior stock or parity stock or any security convertible into, or exchangeable or exercisable for, shares of senior stock or parity stock; (ii) authorize or effect a voluntary or involuntary liquidation, dissolution or winding up; (iii) amend any provision of Constellation’s or a subsidiary’s charter or bylaws or issue any shares of capital stock having a right to dividends (other than the Constellation Common Stock) or redemption; (iv) (a) incur indebtedness other than as specified in the Articles Supplementary, (b) increase the amount of Constellation’s regular quarterly common stock dividend, (c) pay or distribute assets to holders of Constellation’s capital stock or (d) engage in a self tender offer, redemption or share repurchase (whether privately negotiated or open market repurchases); (v) if dividends have not been paid in full to holders of the Series A Preferred Stock on two consecutive dividend payment dates, take any action that requires the approval of holders of common stock or other capital stock, other than the election of members of the Board of Directors and the ratification of Constellation’s independent auditor at Constellation’s regularly scheduled annual stockholders meeting; or (vi) enter into any transaction with any officer, director or beneficial owner of five percent or more of the Constellation Common Stock or any affiliate, other than employment and compensation arrangements for officers, employees and directors in the ordinary course of business consistent with past practice.
          In addition, the Articles Supplementary provide that on September 22, 2010, Constellation shall, and in the event that MidAmerican exercises the Limited Due Diligence Termination Right pursuant to the Merger Agreement, for a period of 180 days after the date MidAmerican exercises such right, Constellation has the right to, redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock for an amount in cash equal to 100% of the stated value for each share of Series Preferred Stock plus all accrued but unpaid dividends, subject to the rights of the Series A Preferred Stock in the case of an intervening liquidation or change of control. The Series A Preferred Stock will not be convertible during this 180 day period. In addition, if Constellation terminates the Merger Agreement due to a breach by MidAmerican or Merger Sub, the Series A Preferred Stock will not be convertible and

Constellation will have a period of two years from the termination date to redeem all, but not less than all, of the Series A Preferred Stock for an amount in cash equal to 100% of the stated value for each share of Series Preferred Stock plus all accrued but unpaid dividends, subject to the rights of the Series A Preferred Stock in the case of an intervening liquidation or change of control.
          Upon the occurrence of a conversion event (as described below), each share of Series A Preferred Stock shall be automatically converted into (i) the number of shares of Constellation Common Stock equal to the quotient of (a) 19.9% of Constellation’s outstanding shares of Constellation Common Stock on September 22, 2008 divided by (b) 10,000, subject to certain adjustments, and (ii) $1 billion in aggregate principal amount of Constellation’s 14% Senior Notes (described below). In the event Constellation has not received all regulatory approvals required for the issuance of the shares of Constellation Common Stock due to a holder upon conversion of such holder’s shares of Series A Preferred Stock, Constellation must make a cash payment to the holder in lieu of the issuance of the shares of Constellation Common Stock that are otherwise due to such holder in amount equal to (i) the number of shares of Constellation Common Stock issuable to such holder and not issued multiplied by (ii) $26.50, subject to certain adjustments. Under the Articles Supplementary, the Series A Preferred Stock is convertible upon the first to occur of (i) the date that is 180 days following the date MidAmerican exercises its limited due diligence termination right if Constellation has not redeemed the Series A Preferred Stock as of such date, (ii) the date the Merger Agreement is terminated (other than upon exercise of the Limited Due Diligence Termination Right or due to a breach of the Merger Agreement by MidAmerican or Merger Sub) and (iii) the date of termination of the Merger Agreement due to a failure to close the Merger by the outside date specified in the Merger (nine months from the date of the Merger Agreement, subject to a three-month extension as specified in the Merger Agreement).
          The foregoing descriptions of the Stock Purchase Agreement and the Articles Supplementary do not purport to be complete and are qualified in their entirety by reference to the Stock Purchase Agreement and the Articles Supplementary, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
          The Merger Agreement and the Stock Purchase Agreement have been included as exhibits to this Current Report on Form 8-K to provide you with information regarding their respective terms. They are not intended to provide any other factual information about Constellation. The Merger Agreement and the Stock Purchase Agreement contain representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement and the Stock Purchase Agreement were made solely for purposes of the Merger Agreement and the Stock Purchase Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Merger Agreement and the Stock Purchase Agreement rather than establishing matters as facts.
          14% Senior Notes
          The 14% Senior Notes will be in an aggregate principal amount of $1 billion and will accrue interest at a rate of 14% per annum, payable monthly in cash. If an event of default (as defined in the 14% Senior Notes) has occurred and is continuing, interest will accrue at a rate of 17% per annum. The 14% Senior Notes mature and become due and payable on December 31, 2009.
          Pursuant to the 14% Senior Notes, Constellation is subject to certain affirmative covenants relating to the payment of its obligations, the conduct of its business and corporate existence, maintenance of its property and insurance and the inspection of its books and records. In addition, Constellation is subject to certain negative covenants relating to limitations on: indebtedness of Constellation and its subsidiaries; incurring certain liens; engaging in certain fundamental changes of Constellation; the sale of assets; certain types of restricted payments; investments, loans and advances; acquisitions and transactions with affiliates; optional payments and modifications to debt instruments; and the issuance of capital stock. Upon an event of default (as defined in the 14% Senior Notes), holders of the Series A Preferred Stock may declare the 14% Senior Notes due and payable; provided, however, that upon an event of default relating to bankruptcy or insolvency, the 14% Senior Notes will automatically become due and payable. Upon a change of control (other than resulting from the Merger), Constellation shall be required to offer to purchase the 14% Senior Notes at 101% of the outstanding aggregate principal amount thereof plus any unaccrued but unpaid interest thereon.
          The foregoing description of the 14% Senior Notes does not purport to be complete and is qualified in its entirety by reference to the 14% Senior Notes, a form of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Investor Rights Agreement
          In connection with entering into the Stock Purchase Agreement, Constellation and MidAmerican also entered into that certain Investor Rights Agreement, dated as of September 19, 2008, by and between Constellation and MidAmerican (the “Investor Rights Agreement”). Under the Investor Rights Agreement, the Series A Preferred Stock , the shares of Constellation Common Stock issuable upon the exercise of the Series A Preferred Stock, the 14% Senior Notes, any other shares of Constellation Common Stock acquired by MidAmerican and any Constellation Common Stock issued as a dividend or other distribution in respect of the foregoing securities (collectively, the “Registrable Securities”) are subject to certain registration rights. Under the Investor Rights Agreement, Constellation has agreed to two demand registration rights by MidAmerican and unlimited piggy-back registration rights. Under the Investor Rights Agreement, Constellation has agreed to file a registration statement with the Securities and Exchange Commission within 60 days after receiving notice from MidAmerican requesting that Constellation file a registration statement covering Registrable Securities having an aggregate price to the public (net of any underwriter’s discounts or commissions) greater than $25 million. Constellation will pay all expenses incurred in connection with the registration, except for underwriting discounts and commissions. The registration rights terminate after the earlier of (i) three years following the consummation of the sale of securities pursuant to a registration statement filed by Constellation in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to any holder, such time at which all Registrable Securities held by such holder can be sold in any 90 day period without registration in compliance with Rule 144.
          The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
*      *      *      *
Forward-Looking Statements
This report contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between MidAmerican and Constellation and the expected timing and completion of the transaction. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast,” and similar terms. These statements are based upon MidAmerican’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside MidAmerican’s control and could cause actual results to differ materially from those expressed or implied by MidAmerican’s forward-looking statements. These factors include, among others:
o	the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all;

o	general economic, political and business conditions in the jurisdictions in which MidAmerican’s facilities are located;

o	changes in governmental, legislative or regulatory requirements affecting MidAmerican or the electric or gas utility, pipeline or power generation industries;

o	changes in, and compliance with, environmental laws, regulations, decisions and policies that could increase operating and capital improvement costs, reduce plant output and/or delay plant construction;

o	the outcome of general rate cases and other proceedings conducted by regulatory commissions or other governmental and legal bodies;

o	changes in economic, industry or weather conditions, as well as demographic trends, that could affect customer growth and usage or supply of electricity and gas or MidAmerican’s ability to obtain long-term contracts with customers;

o	changes in prices and availability for both purchases and sales of wholesale electricity, coal, natural gas, other fuel sources and fuel transportation that could have a significant impact on generation capacity and energy costs;

o	the financial condition and creditworthiness of MidAmerican’s significant customers and suppliers;

o	changes in business strategy or development plans;

o	availability, terms and deployment of capital;

o	performance of MidAmerican’s generation facilities, including unscheduled outages or repairs;

o	risks relating to nuclear generation;

o	the impact of derivative instruments used to mitigate or manage volume and price risk and interest rate risk and changes in the commodity prices, interest rates and other conditions that affect the value of the derivatives;

o	the impact of increases in healthcare costs, changes in interest rates, mortality, morbidity and investment performance on pension and other postretirement benefits expense, as well as the impact of changes in legislation on funding requirements;

o	changes in MidAmerican’s and its subsidiaries’ credit ratings;

o	unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future generation plants and infrastructure additions;

o	the impact of new accounting pronouncements or changes in current accounting estimates and assumptions on financial results

o	MidAmerican’s ability to successfully integrate future acquired operations into its business;

o	other risks or unforeseen events, including litigation and wars, the effects of terrorism, embargos and other catastrophic events; and

o	other business or investment considerations that may be disclosed from time to time in MidAmerican’s filings with the United States Securities and Exchange Commission or in other publicly disseminated written documents.
MidAmerican undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exclusive.
Item 8.01. Other Events
          On September 19, 2008, in connection with the execution of the Merger Agreement and the Stock Purchase Agreement described in Item 1.01 above, Constellation and MidAmerican issued a joint press release announcing the agreements between the parties a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
          (d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2008, by and among Constellation Energy Group, Inc., MidAmerican Energy Holdings Company and MEHC Merger Sub Inc.

10.1	Stock Purchase Agreement, dated as of September 19, 2008, by and between Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company.

10.2	Articles Supplementary, Series A Convertible Preferred Stock of Constellation Energy Group, Inc., dated as of September 19, 2008.

10.3	Form of 14% Senior Notes to be issued to MidAmerican Energy Holdings Company.

10.4	Investor Rights Agreement, dated as of September 19, 2008, by and between Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company.

99.1	Joint Press Release of Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company, dated September 19, 2008.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 22, 2008.

Date: September 23, 2008	MIDAMERICAN ENERGY HOLDINGS COMPANY (Registrant)

/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2008, by and among Constellation Energy Group, Inc., MidAmerican Energy Holdings Company and MEHC Merger Sub Inc.

10.1	Stock Purchase Agreement, dated as of September 19, 2008, by and between Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company.

10.2	Articles Supplementary, Series A Convertible Preferred Stock of Constellation Energy Group, Inc., dated as of September 19, 2008.

10.3	Form of 14% Senior Notes to be issued to MidAmerican Energy Holdings Company.

10.4	Investor Rights Agreement, dated as of September 19, 2008, by and between Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company.

99.1	Joint Press Release of Constellation Energy Group, Inc. and MidAmerican Energy Holdings Company, dated September 19, 2008.